UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2023 (November 28, 2023)

Innovative International Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40964	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24681 La Plaza Ste 300

Dana Point, CA 92629

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (805) 907-0597

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	IOACU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share, included as part of the Units	IOAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	IOACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on November 20, 2023, Innovative International Acquisition Corp. (the “Company”), received a written notice (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company has not regained compliance with the Market Value of Listed Securities Standard (the “MVLS Rule”), the Company’s securities (units, ordinary shares and warrants) will be suspended from The Nasdaq Global Market unless the Company timely requests a hearing to appeal such decision before the Nasdaq Hearings Panel (the “Panel”).

The Company has requested a hearing before the Panel, and the delisting action has been stayed by Nasdaq pending the issuance of the Panel’s decision following the hearing. The Company’s securities will continue to trade on The Nasdaq Global Market pending the ultimate conclusion of the hearing process. Nasdaq has informed the Company that the hearing will be held on March 14, 2024. At the hearing, the Company will demonstrate its ability to regain compliance with the deficiencies cited by the staff of the Nasdaq, as well as its ability to sustain long-term compliance with all applicable maintenance criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:	/s/ Mohan Ananda
Name:	Mohan Ananda
Title:	Chief Executive Officer

Dated: November 29, 2023